UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 30, 2014 (the “Redemption Date”), Interline Brands, Inc., a Delaware corporation (the “Company”) completed the previously announced redemption of $80.0 million of the $365.0 million outstanding aggregate principal amount of its 10%/10.75% Senior Notes due 2018 (the “Notes” and, the portion of the Notes redeemed, the “Redeemed Notes”) at a redemption price of 105.000% of the outstanding aggregate principal amount of the Redeemed Notes, plus accrued and unpaid interest to the Redemption Date (the “Redemption Price”). Interest ceased to accrue on the Redeemed Notes upon completion of the redemption on the Redemption Date. The aggregate Redemption Price of approximately $87.7 million for the Redeemed Notes was paid by the Company from a combination of cash on hand and borrowings under its asset-based senior secured revolving credit facility, dated as of September 7, 2012, among Interline Brands, Inc., a New Jersey corporation, and the other borrowers thereunder, the Company and the other loan parties thereunder, Bank of America, N.A., as administrative agent, and the lenders party thereto. Upon completion of this partial redemption, $285.0 million aggregate principal amount of the Notes remains outstanding.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

Date: December 30, 2014	By:	/s/ Federico L. Pensotti
Name: Federico L. Pensotti
Title: Chief Financial Officer